Exhibit 23a

             Consent of Independent Certified Public Accountants

Hemagen Diagnostics, Inc.
Waltham, Massachusetts

      We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements on Form S-3 (Nos. 33-80009 and 333-06147) and in the Registration Statement on Form S-8 (No. 33-3333718) of our report dated November 12, 1996, relating to the consolidated financial statements of Hemagen Diagnostics, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1996.



                                       BDO Seidman, LLP


Boston Massachusetts
December 26, 1996